Exhibit 10.20
LOAN AGREEMENT

This Agreement is entered into by and between Tianshi International Holdings Group Limited (“Holdings”), a legal entity incorporated under the law of the British Virgin Islands, and Tianshi International Investment Group Co., Ltd. (“Investment”), a legal entity incorporated under the law of the British Virgin Islands, in Tianjin, China on this 14th day of January, 2008.

RECITALS

Whereas, Holdings and Investment have entered into a Sale and Purchase Agreement dated December 20, 2007, pursuant to which Holdings will acquire 100% of the registered share capital of Tianjin Tiens Life Resources Co., Ltd. (“Life Resources”), a legal entity incorporated under the law of the People’s Republic of China China, from Investment; and

Whereas, the transfer of the share capital of Life Resources requires the government’s approval to become final; and

Whereas, Life Resource needs to increase its registered share capital; and

Whereas, Holdings desires to provide a loan to Investment to increase the registered share capital of Life Resources.

Now, therefore, the parties do hereby agree as follows.

AGREEMENT
1.	Loan

Holdings agrees to loan Four Million One Hundred Thousand U.S. dollars (US$4,100,000) (the “Loan”) to Investment for the duration of the term of this Loan Agreement. The Loan shall be interest free.

2.	Term

The Loan will begin on the effective date of this Agreement and shall be repaid by Investment on March 31, 2008, provided however, that if the government approves the transfer of the registered capital of Life Resources prior to March 31, 2008, the Loan shall be cancelled and this Loan Agreement shall terminate as of the date of such government approval and Investment shall not be required to repay the Loan to Holdings.

3.	Purpose of the Loan

The Loan shall only be used by Investment to increase the registered capital of Life Resources, and Holdings has the right to accelerate the repayment of the Loan if this provision is breached by Investment.

4.	Effective Date

This Agreement is effective as of the date first written above.

Party A: Tianshi International Holdings Group Limited

[COMPANY SEAL AFFIXED]

Address: 29th Floor No. 133 Wanzai Road HongKong
Legal Representative: Jinyuan Li

/s/ Jinyuan Li_______________
By: Jinyuan Li

Party B: Tianshi International Investment Group Co., Ltd. (BVI)

[COMPANY SEAL AFFIXED]

Address: Room 2402-03, 24/F., New York Life Tower, Windsor House, 311 Gloucester Road, Causeway Bay, Hong Kong
Legal Representative: Jinyuan Li

/s/ Jinyuan Li__________________
By: Jinyuan Li